                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                     CITIGROUP INC.                                       CITIGROUP FUNDING INC.
 (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)  (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                        DELAWARE                                                 DELAWARE
                 (STATE OF INCORPORATION                                  (STATE OF INCORPORATION
                    OR ORGANIZATION)                                         OR ORGANIZATION)

                       52-1568099                                               42-1658283
          (I.R.S. EMPLOYER IDENTIFICATION NO.)                     (I.R.S. EMPLOYER IDENTIFICATION NO.)

                                 399 Park Avenue
                            New York, New York 10043
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

    If this form relates to the              If this form relates to the
    registration of a class of               registration of a class of
    securities pursuant to Section           securities pursuant to Section
    12(b) of the Exchange Act and is         12(g) of the Exchange Act and is
    effective pursuant to General            effective pursuant to General
    Instruction A.(c), please check          Instruction A.(d), please check
    the following box.          [X]          the following box.         [ ]

Securities Act registration statement file numbers to which this form relates:
333-132370; 333-132370-01
(IF APPLICABLE)

Securities to be registered pursuant to Section 12(b) of the Act:

              TITLE OF EACH CLASS                 NAME OF EACH EXCHANGE ON WHICH
              TO BE SO REGISTERED                 EACH CLASS IS TO BE REGISTERED
              -------------------                 ------------------------------
Stock Market Upturn Notes(SM) Based Upon         American Stock Exchange
the Dow Jones EURO STOXX 50 Index(SM) Due
2007

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (TITLE OF CLASS)
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ITEM 1. DESCRIPTION OF REGISTRANTS' SECURITIES TO BE REGISTERED.

         For a description of the securities to be registered hereunder, reference is made to the information under the heading "Description of Debt Securities" on pages 8 through 20 of Citigroup Funding Inc.'s Prospectus dated March 10, 2006 (Registration Nos. 333-132370; 333-132370-01), as supplemented by the information under the headings "Summary Information -- Q&A," "Risk Factors Relating to the Notes" and "Description of the Notes" on pages PS-2 through PS-6, PS-7 through PS-10 and PS-11 through PS-16, respectively, of the Registrants' related preliminary Pricing Supplement, Subject to Completion, dated May 25, 2006, which information is incorporated herein by reference and made part of this registration statement in its entirety. The description of the Notes contained in the final Pricing Supplement, Prospectus Supplement and Prospectus to be filed pursuant to Rule 424(b), which will contain the final terms of the Notes, is deemed to be incorporated herein by reference and made part of this registration statement in its entirety.

ITEM 2. EXHIBITS.

       99 (A). Prospectus dated March 10, 2006, incorporated by reference to the Registrants' automatic shelf registration statement on Form S-3 filed on March 10, 2006 (Registration Nos. 333-132370; 132370-01) (the "Registration Statement").

       99 (B). Prospectus Supplement dated April 13, 2006, incorporated by reference to the Registrants' filing under Rule 424(b)(2) dated April 13, 2006.

       99 (C). Preliminary Pricing Supplement describing the Stock Market Upturn Notes Based Upon the Dow Jones EURO STOXX 50 Index Due 2007, Subject to Completion, dated May 25, 2006, incorporated by reference to the Registrants' filing under Rule 424(b)(2) dated May 30, 2006.

        99 (D). Senior Debt Indenture among the Registrants and JPMorgan Chase Bank, N.A., dated as of June 1, 2005, incorporated by reference to
Exhibit 4(b) of the Registration Statement.



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                                    SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, each of the Registrants has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        Citigroup Inc.
                                                (REGISTRANT)

                                         By: /s/ Charles E. Wainhouse
                                             -----------------------------------
                                             Name:  Charles E. Wainhouse
                                             Title: Assistant Treasurer



                                         Citigroup Funding Inc.
                                                         (REGISTRANT)

                                         By: /s/ Geoffrey S. Richards
                                             -----------------------------------
                                             Name:  Geoffrey S. Richards
                                             Title: Vice President and Assistant
                                                    Treasurer

Date: June 22, 2006


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                                INDEX TO EXHIBITS

Exhibit No.                                     Exhibit
-----------                                     -------

99 (A). Prospectus dated March 10, 2006, incorporated by reference to the Registration Statement.

99 (B). Prospectus Supplement, dated April 13, 2006, incorporated by reference to the Registrants' filing under Rule 424(b)(2) dated April 13, 2006.

99 (C).                      Preliminary Pricing Supplement describing the Stock
                             Market Upturn Notes(SM) Based Upon the Dow Jones
                             EURO STOXX 50 Index(SM) Due 2007, Subject to
                             Completion, dated May 25, 2006, incorporated by reference to the Registrants' filing under Rule
                             424(b)(2) dated May 30, 2006.

99 (D).                      Senior Debt Indenture among the Registrants and
                             JPMorgan Chase Bank N.A., dated as of June 1, 2005, incorporated by reference to Exhibit 4(b) of the Registration Statement.


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